Exhibit 99.1

Viking Systems Appoints Jed Kennedy to Chief Executive Officer

WESTBOROUGH, Mass., Dec. 17, 2009 (GLOBE NEWSWIRE) -- Viking Systems, Inc. (OTCBB:VKNG), a supplier of 2D and 3D visualization systems for the medical market, today announced that John "Jed" Kennedy, currently President and Chief Operating Officer, has been appointed by the Board of Directors to the position of President and Chief Executive Officer effective January 4, 2010. William C. Bopp, the Company's largest shareholder and current Chairman and CEO, will remain Chairman of the Board.

Mr. Bopp said, "Jed Kennedy is uniquely qualified to assume the CEO role at Viking Systems. During my tenure as CEO, Jed has had the complete operating responsibility for the Company. His leadership, judgment and interpersonal skills are all excellent. This, combined with his twenty-five years of experience in minimally invasive surgical visualization and his pioneering work in 3D visualization at Viking Systems and its predecessor make him the logical choice to be Viking's President and CEO."

Mr. Kennedy, age 52, was appointed President and COO and elected to the Board of Directors of Viking Systems, Inc. in October 2007. Prior to this appointment he served as President of Viking's Vision Systems Group, the engineering and manufacturing division of Vista Medical Technologies which was acquired by Viking Systems in 2004. Mr. Kennedy joined Vista Medical in January 1997 and held various executive positions including Vice President of Research and Development as well as Executive Vice President and COO. Prior to joining Vista, Mr. Kennedy held senior management positions with Smith & Nephew Endoscopy from 1984 through 1997 and earlier he held various engineering positions at Honeywell's Electro-Optics and Avionics divisions. Mr. Kennedy received a B.S. in Manufacturing Engineering from Boston University.

William T. Tumber, Lead Director of Viking's Board of Directors, said, "As part of Viking Systems' recapitalization two years ago, Mr. Bopp agreed to a two year appointment as Chief Executive Officer. During that time, he has stabilized the Company and positioned it for growth. We thank him for those contributions. With our 'Next Generation' 3D product being prepared for commercialization, now is the ideal time for Jed Kennedy to assume the CEO responsibilities."

About Viking Systems, Inc.

Viking Systems, Inc. (OTCBB:VKNG) is a leading worldwide developer, manufacturer and marketer of visualization solutions for complex minimally invasive surgery. The Company partners with medical device companies and healthcare facilities to provide surgeons with proprietary visualization systems enabling minimally invasive surgical procedures, which reduce patient trauma and recovery time. For more information visit the Company's website at: www.vikingsystems.com

This press release contains forward-looking statements. These forward-looking statements are estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors as described in our annual report on Form 10-K under the heading "Risk Factors" as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements concerning forecasts, revenue growth, procedure growth, future financial results, and statements using words such as "estimate", "project", "plan", "intend", "expect", "anticipate", "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:	Viking Systems, Inc.
Robert Mathews, EVP & CFO
(508) 366-3668 Ext 8392